CONSENT OF EXPERT

To:

Baja Mining Corp., (the “Company”)

I, P.L. Hellman, FAIG, PhD., do hereby consent to the filing of the written disclosure of the technical report titles, “Baja Mining Corp. – A Preliminary Assessment of the El Boleo Copper Cobalt Project”, of the El Boleo Project located in Santa Rosalia, Baja California Sur, Mexico and dated August 12, 2005 (the “Techinical Report” and any extracts from or a summary of the Technical Report in the Registration Statement on Form 20-F dated, December 7, 2005 (the “Registration”) of the Company, and to the filing of the Technical Report with United States Securities and Exchange Commission.

I also consent to the use of my name in the Registration Statement.

Dated this 15th day of December, 2005.

By: “P.L. Hellman”

____________________________

P. L. Hellman

I, P.L. Hellman, FAIG, PhD., do hereby consent to the filing of the written disclosure of the technical report titles, “Resource Estimate Study – The El Boleo Copper Cobalt Zinc Deposit, Baja California Sur, Mexico”, of the El Boleo Project located in Santa Rosalia, Baja California Sur, Mexico and dated March 2005 (the “Techinical Report” and any extracts from or a summary of the Technical Report in the Registration Statement on Form 20-F dated, December 7, 2005 (the “Registration”) of the Company, and to the filing of the Technical Report with United States Securities and Exchange Commission.

I also consent to the use of my name in the Registration Statement.

Dated this 15th day of December, 2005.

By: “P.L. Hellman”

____________________________

P. L. Hellman